UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 12, 2016

Gladstone Commercial Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33097	02-0681276
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1521 Westbranch Drive, Suite 100	22102
McLean, Virginia	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 12, 2016, Gladstone Commercial Corporation (the "Company"), a Maryland corporation, amended and restated its existing advisory agreement with Gladstone Management Corporation, a registered investment adviser (the "Adviser") by entering into the Third Amended and Restated Investment Advisory Agreement between the Company and the Adviser (the "Amended Agreement") to redefine the definition of reported equity, to include total mezzanine equity, in the calculation of both the base management fee and incentive fee. The Company’s entrance into the Amended Agreement was approved unanimously by its board of directors.

The description above is qualified in its entirety by reference to a copy of the Amended Agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On July 12, 2016, the Company issued a press release announcing its intention to redeem all outstanding shares of its 7.125% Series C Cumulative Term Preferred Stock on August 19, 2016.

A copy of the press release is furnished herewith as Exhibit 99.1, to this Current Report on Form 8-K and is incorporated herein by reference. Pursuant to the rules and regulations of the Securities and Exchange Commission, the information set forth in this Item 7.01 and in the attached exhibit is deemed to be furnished and shall not be deemed to be filed.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Third Amended and Restated Investment Advisory Agreement, between Gladstone Commercial Corporation and Gladstone Management Corporation, dated July 12, 2016.
99.1	Press Release dated July 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation

July 12, 2016	By:	/s/ Danielle Jones
Danielle Jones
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Third Amended and Restated Investment Advisory Agreement, between Gladstone Commercial Corporation and Gladstone Management Corporation, dated July 12, 2016.
99.1	Press Release dated July 12, 2016.